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                                                                   EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement") is effective as of the 15th day of May, 1997 (the "Effective Date"), by and between ITEQ, Inc. a Delaware corporation (the "Corporation"), and John Camardella (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Corporation desires to enter into the employment of the Employee upon the terms and conditions herein set forth;

     WHEREAS, the Employee desires to be so employed upon such terms and conditions;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

     1.   EMPLOYMENT AND RESPONSIBILITIES.

     1.1 The Corporation shall employ the Employee, and the Employee shall serve, as President and Chief Operating Officer of the Corporation on the terms set forth herein. In such capacity, the Employee shall report to the Chief Executive Officer (the "CEO") of the Corporation and shall perform such duties as the CEO may direct and as are commensurate with his position, provided that the Employee shall not be required to perform any duty which would constitute Cause within the meaning of Section 2.4 hereof.

     1.2 The Employee shall devote all of his business time to the business and affairs of the Corporation and to the promotion of its interests. Notwithstanding the foregoing, the Employee may engage in other activities, if such activities do not materially interfere with the Employee's performance of his duties and obligations hereunder, and may make and manage his personal investments, provided that such activities and investments are not prohibited hereby and do not violate the terms hereof.

     2.   TERM AND TERMINATION.

     2.1 The term of the Employee's employment hereunder shall be for two years from the Effective Date, unless earlier terminated in accordance with the terms of this Agreement; provided, that such term of employment shall be extended automatically for one additional one-year period after such two-year term or any such renewal period, unless the Corporation or Employee gives the other notice of intent to terminate this Agreement at least 90 days prior to the end of the term hereof.

     2.2  This Agreement shall terminate upon Employee's death.

     2.3 The Corporation may terminate this Agreement by reason of Employee's Disability (as hereinafter defined) after such condition of Disability has existed for at least 60 consecutive days. As used in this Agreement, "Disability" shall mean permanent and total disability within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision.


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     2.4  The Corporation may terminate this Agreement upon its determination that Cause (as hereinafter defined) exists therefor. As used in this Agreement, "Cause shall mean any of the following actions by the Employee: (i) failure to comply with any of the material terms of this Agreement, which failure is curable and is not cured by the Employee within thirty (30) days after the Employee has written notice of such failure, (ii) deliberate and intentional refusal to perform his duties, responsibilities or obligations under this Agreement, which refusal continues for not less than thirty (30) days after written notice thereof is given to the Employee, (iii) engagement in misconduct injurious to the business of reputation of the Corporation, or (iv) Employee's conviction of a felony involving moral turpitude or which is injurious to the business or reputation of the Corporation. If the CEO determines that Cause exists, the parties agree that such determination shall be subject to inquiry or dispute only as to its reasonableness. If the CEO makes such determination, the Corporation may (i) terminate this Agreement effective immediately or at a subsequent date or (ii) condition Employee's continued employment upon such considerations or requirements as may be reasonable under the circumstances and place a reasonable limitation upon the time within which Employee shall comply with such considerations or requirements.

     2.5 (a) Upon termination of this Agreement by the Corporation for Cause, by Employee, or due to the death or Disability of Employee, all compensation and benefits shall cease upon the date of termination other than: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by the Corporation for Employee that are earned and vested by the date of termination, (ii) the pro rata annual base salary through the date of termination, and (iii) medical and similar benefits the continuation of which is required by applicable law.

          (b) Upon termination of Employee's employment by the Corporation at any time other than for Cause during the term hereof, the obligations of the Corporation and Employee under Sections 1 and 3 shall terminate as of the date this Agreement is terminated, and the Corporation shall pay or provide to Employee (i) the pro rata annual salary through the date of termination, (ii) within 30 days of said termination, a severance benefit equal to 12 months of Employee's annual base salary and (iii) medical and similar benefits as required by applicable law.

     3.   COMPENSATION.

     3.1 The Corporation shall pay to the Employee for the services to be rendered by the Employee hereunder a base salary at the rate of $275,000 per annum, payable in equal installments (subject to withholding tax) in accordance with the Corporation's regular payroll schedule. Such base salary, as in effect from time to time, may be increased annually on the anniversary date of the Effective Date as determined by the Compensation Committee of the Board of Directors of the Corporation in its sole discretion. The salary payable to the Employee from time to time hereunder shall not be decreased.

     3.2 The Employee shall be entitled to participate in, and receive benefits from, any insurance, medical, dental, health and accident, hospitalization, disability, or other employee benefit plan of the Corporation which may be in effect at any time during the course of his employment by the Corporation and which is generally available to executives of the Corporation.



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     3.3 The Employee shall be entitled to participate in and receive payments or other benefits from any stock purchase, pension, 401(k) (to the extent permitted by applicable law), profit sharing, stock bonus, stock option, cash bonus or other incentive compensation plan or plans which may be in effect from time to time during the course of his employment by the Corporation and which are generally available to the executives of the Corporation.

     3.4 The Corporation shall reimburse the Employee for all reasonable and necessary business expenses incurred by him on behalf of the Corporation in the course of his duties hereunder upon the presentation by the Employee of appropriate documentation substantiating the amount of and purpose for which such expenses were incurred.

     3.5 The Employee shall be entitled to four (4) weeks paid vacation in each calendar year, which vacation shall be taken at times consistent with the performance by the Employee of his obligations hereunder. Any vacation time not fully used by the Employee in any one (1) calendar year may be carried over for one (1) additional calendar year. If any such vacation time is carried over to a subsequent calendar year, then any vacation time taken in the subsequent calendar year shall be applied first against the carryover vacation time from the prior calendar year.

     3.6 The Employee may be entitled to receive an annual bonus of 0% to 100% of base salary from the Corporation pursuant to a corporate incentive bonus plan mutually agreed to by the Employee and the Corporation prior to the beginning of the year with respect to which the annual bonus may be paid. The Employee acknowledges that the Corporation is under no obligation to pay him an annual bonus if the Employee is not entitled to receive a bonus under the terms of the applicable corporate incentive bonus plan. The Corporation acknowledges that the potential receipt of an annual bonus by the Employee is a material factor to the Employee in entering into this Agreement. Notwithstanding anything to the contrary herein, a non-refundable payment of $25,000 towards the first year's bonus will be paid on June 11, 1997.

     3.7 Employee will be reimbursed, on a tax-adjusted basis, for the reasonable cost of moving from Employee's present home in Atlanta to Houston. Protection from a loss on the sale of Employee's existing home in Atlanta, below the original purchase price plus improvement, will be provided up to the maximum amount of $50,000. Moving costs will include packing, unpacking, moving household items, realty fees, closing costs (excluding prepaid items), incidental expenses and house hunting trips. If within six months after the Employee lists for sale his home in Atlanta, it remains unsold, Employee and the Corporation shall consider the use of a third-party relocation service for disposition of the home.


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     4.   DISABILITY OR DEATH.

     4.1 In the event the Employee is disabled for a period of sixty (60) consecutive days, then the Corporation may at any time following the end of said 60-day period terminate the employment of the Employee without Cause, by notice to the Employee setting forth the effective date of the termination. Following termination, the Employee shall (i) be entitled to receive a pro rata portion of any annual bonus attributable to the year in which this Agreement is terminated, which shall be payable no later than March 15 of the following year, and (ii) be reimbursed by the Corporation for the employee portion of the cost of the Corporation-provided health insurance, which otherwise would be payable by the Employee under COBRA, until the earlier of the expiration date, the termination of the Employee's COBRA rights, or the Employee's election to terminate participation in the Corporation's health insurance plan. However, the Employee shall not be entitled to any other compensation or benefits hereunder accruing after the date of termination. The Employee shall be considered disabled if he suffers from any physical or mental illness, injury, or condition which renders him unable to perform his duties under this Agreement, as determined by the CEO.

     4.2 In the event of the death of the Employee during the term hereof, his employment hereunder shall terminate on the date of death.

     5.   OTHER ACTIVITIES DURING EMPLOYMENT

     5.1 During the term of his employment by the Corporation, neither the Employee nor any entity in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money or guarantor, shall engage directly or indirectly in any business competitive with that of the Corporation; provided, however, that the foregoing shall not be deemed to prevent the Employee from investing in securities of any company having a class of securities which is publicly traded, so long as such investment holdings do not, in the aggregate, constitute more than 5% of any class of such company's securities. Without limiting the generality of the foregoing, a business or a company may be deemed to be competitive with the Corporation if 10% or more of its gross revenues are derived, directly or indirectly, from the design, marketing, sale, fabrication, construction or servicing of (a) equipment or systems, or component parts thereof, intended to
(i) control or limit the concentration of dust, fly ash or other particulates in ambient air or combustion exhaust streams by filtration through fabric filter systems, or (ii) remove, reduce, limit or control the concentration or emission of chemicals, particulates, mists or gases in process gas streams or combustion exhaust gas streams by combining or mixing such chemicals, particulates, mists or gases with other liquids, gases or solids, or (b) heat exchangers, air separation equipment, process vessels, reactors, blenders, trayed columns or other types of custom process and containment equipment.

     5.2 The Employee shall not at any time during the term of this Agreement or after the termination hereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined). Any records of confidential information prepared by the Employee or which come into Employee's possession during this Agreement are and remain the property of the Corporation and upon termination of Employee's employment all such records and copies thereof shall be either left with or returned to the Corporation.



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     5.3  The term "Confidential Information" shall mean information disclosed to the Employee or known, learned, created or observed by him as a consequence of or through his employment by the Corporation, not generally known in the relevant trade or industry, about the Corporation's business activities, products, customers, suppliers, services and procedures, including, but not limited to, information concerning costs, product performance, customer requirements, advertising, sales promotion, publicity, sales data, research, finances, accounting, methods, procedures, trade secrets, business plans, client or supplier lists, and client or supplier billing.

     6.   POST-EMPLOYMENT ACTIVITIES.

     6.1 For a period of one (1) year after voluntary termination of his employment with the Corporation, regardless of the reason for such voluntary termination, neither the Employee nor any entity in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money or guarantor, shall engage directly or indirectly in any business competitive with that of the Corporation (as defined in Section 5.1); provided, however, that the foregoing shall not be deemed to prevent the Employee from investing in securities which are publicly traded, so long as such investment holdings do not, in the aggregate, constitute more than 5% of any class of such company's securities.

     6.2 The Employee acknowledges that he has been employed for his special talents and that his leaving the employ of the Corporation would seriously and adversely affect the business of the Corporation. In addition to all remedies permitted by law or in equity and without limiting any injunctive or other relief to which the Corporation may be entitled in respect of any obligation of the Employee, the Corporation shall be entitled to injunctive relief to enforce the provisions of Sections 5 and 6 hereof.

     6.3 The Employee will not, during the period of one (1) year after termination of his employment by the Corporation, regardless of the reason of such termination, either in the Employee's individual capacity or as agent for another, hire or offer to hire or entice away any person who has been an officer, employee, or agent of the Corporation at any time during the immediately preceding year or in any other manner persuade or attempt to persuade any of such persons to discontinue their relationship with the Corporation or any of its affiliates nor divert or attempt to divert from the Corporation or any of its subsidiaries any business whatsoever by influencing or attempting to influence any customer or supplier of the Corporation or any of its affiliates to diminish or discontinue its business with the Corporation or such affiliate.

     7. ASSIGNMENT. This Agreement shall not be assignable by the Corporation except (i) to a corporation or other entity controlling, controlled by or under common control with the Corporation, or (ii) to a successor to all or substantially all of the business of the Corporation. This Agreement shall inure to the benefit of and be binding upon the Corporation, its permitted successors and permitted assigns, and upon the Employee and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Employee.


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     8.  NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time which mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

         TO THE CORPORATION:            ITEQ, Inc.
                                        2727 Allen Parkway, Suite 760
                                        Houston, Texas 77019

                                        ATTN:  Chief Executive Officer

         TO THE EMPLOYEE:               John Camardella
                                        4060 Deverell St.
                                        Alpharetta, GA  30202

     9. APPLICABLE LAW. This Agreement shall be construed, enforced and governed in accordance with the laws of the State of Texas.

     10. INVALIDITY. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provision while still remaining valid and enforceable, and the remaining terms or provisions contained herein shall not be affected thereby.

     11. BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

     12. APPROVALS AND CONSENTS MUST BE IN WRITING. Whenever this Agreement calls for the consent, vote, or approval of any person, such consent, vote, or approval shall be effective only if it is in writing and signed by or on behalf of the party who is granting such consent, vote, or approval unless the circumstances clearly indicate that a writing is not required to evidence such consent, vote, or approval.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 10th day of June, 1997.

                                        ITEQ, INC.

                                        By: /s/ MARK E. JOHNSON
                                            -----------------------------------
                                            Mark E. Johnson
                                            Chief Executive Officer


                                            /s/ JOHN CAMARDELLA
                                            -----------------------------------
                                            John Camardella






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